EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-147547, 333-141321, 333-134296, and 333-125362 on Form S-3 and Registration Statement No. 333-142848 on Form S-8 of our reports dated February 27, 2009, relating to the financial statements of PICO Holdings, Inc. and subsidiaries (the “Company”) (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the adoption of Financial Accounting Standards Board (FASB) Interpretation No. 48, Accounting for Uncertainty in Income Taxes - an interpretation of FASB Statement No. 109, effective January 1, 2007, and of FASB Statement No. 123 (revised 2004), Share-Based Payment, effective January 1, 2006) and the effectiveness of the Company's internal control over financial reporting, appearing in this Annual Report on Form 10-K of PICO Holdings, Inc. and subsidiaries for the year ended December 31, 2008.

/s/ DELOITTE & TOUCHE LLP

San Diego, CA
May 12, 2009